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                                                                    Exhibit 10.1






                                ACETO CORPORATION

                SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

                            EFFECTIVE MARCH 14, 2005

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                                TABLE OF CONTENTS
                                                                            PAGE
PURPOSE OF PLAN..............................................................  1
ARTICLE I - DEFINITIONS......................................................  1
    1.01  Account............................................................  1
    1.02  Beneficiary........................................................  1
    1.03  Board..............................................................  1
    1.04  Committee..........................................................  1
    1.05  Deferral...........................................................  1
    1.06  Deferral Election..................................................  1
    1.07  Disabled...........................................................  2
    1.08  Election Date......................................................  2
    1.09  Eligible Employee..................................................  2
    1.10  Employer...........................................................  2
    1.11  Participant........................................................  2
    1.12  Participation Agreement............................................  2
    1.13  Plan Year..........................................................  2
    1.14  Severance..........................................................  2
ARTICLE II - ELIGIBILITY TO PARTICIPATE IN PLAN..............................  3
ARTICLE III - DEFERRAL ELECTIONS.............................................  3
ARTICLE IV - EMPLOYER CONTRIBUTIONS..........................................  3
ARTLCLE V - VESTING..........................................................  3
ARTICLE VI - MAINTENANCE AND INVESTMENT OF ACCOUNTS..........................  4
    6.01  Maintenance by Company of Accounts.................................  4
    6.02  Investment of Accounts.............................................  4
    6.03  Designation of Investment Indices by the Committee.................  4
    6.04  Periodic Account Statements........................................  5
    6.05  Rights of Participants Solely to Plan Benefits.....................  5
ARTICLE VII - DISTRIBUTION OF ACCOUNTS.......................................  5
    7.01  Timing and Method of Distribution of Accounts......................  5
    7.02  All Distributions in Cash and Subject to Applicable Tax
          Withholding .......................................................  6
    7.03  Benefits Payable Upon Death........................................  6
    7.04  Designation of Beneficiaries.......................................  6
    7.05  Rights of Committee With Respect to Doubts As to Proper
          Beneficiary........................................................  6
    7.06  Minor or Incompetent Beneficiaries.................................  7
    7.07  Distribution Upon Change in Control................................  7

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ARTICLE VIII - PLAN ADMINISTRATION...........................................  7
    8.01  Committee..........................................................  7
    8.02  Authority of Committee.............................................  7
    8.03  Committee Actions..................................................  7
    8.04  Claims and Appeals.................................................  8
    8.05  Effect of Determinations by the Committee..........................  8
    8.06  Committee Expenses and Other Matters...............................  8
ARTICLE IX - AMENDMENT OR TERMINATION OF THE PLAN............................  8
ARTICLE X - MISCELLANEOUS....................................................  9
    10.01  Plan Benefits Are Unfunded and Unsecured..........................  9
    10.02  Plan Benefits Are Non-Assignable..................................  9
    10.03  Effect of Plan on Company and Participants........................  9
    10.04  Plan Creates No Guaranty of Continued Employment..................  9
    10.05  Illegality or Invalidity of Any Plan Provision....................  9
    10.06  Mailing of Notices Under Plan..................................... 10
    10.07  Effect of Payment of Plan Benefits................................ 10
    10.08  Effect of Use of Certain Words.................................... 10
    10.09  Effect of Plan Titles and Headings................................ 10
    10.10  Execution of Plan Documents....................................... 10
    10.11  Governing Law..................................................... 10



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                                 PURPOSE OF PLAN

        Aceto Corporation ("Aceto" or the "Company") hereby adopts and establishes the Aceto Corporation Supplemental Executive Deferred Compensation (the "Plan") primarily for the purpose of providing a program of deferred compensation for a select group of management or highly compensated employees who meet the participation requirements set forth herein. As such, the Plan is intended to be a "top hat" plan, which is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to be exempt from any ERISA provision that is deemed inapplicable to an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

        The Plan is intended to permit Participants to elect to defer the receipt of future compensation earned from the Company, in accordance with the rules of the Code applicable to non-qualified pension plans. In accordance with the rules applicable to non-qualified pension plans, it is intended that all such benefits of, and such deferrals of compensation by, Plan Participants will result in such benefits and deferrals not being currently taxable to such Participants for Federal income tax purposes, but taxable only upon the distribution of such benefits and deferrals, together with the earnings thereon, to such Participants at their death, disability or other termination of employment. The Plan is also intended to comply with the provisions of the
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE I
                                   DEFINITIONS

        1.01 "Account" means the individual bookkeeping account maintained hereunder to record the interest of a Participant in the Plan. The funds contributed to the Account may be held and invested in a Trust, as provided in
Section 6.02 below.

        1.02 "Beneficiary" shall mean the person, persons, entity or entities designated by the Participant to receive the appropriate portion of the Participant's Account in the event of the Participant's death.

        1.03    "Board" shall mean the Aceto Corporation Board of Directors.

        1.04 "Committee" means the Plan Administration Committee, which shall be appointed by the Board.

        1.05 "Deferral" means the portion of a Participant's bonus that has been deferred in accordance with the Plan and the Participant's most recent Participation Agreement and Deferral Election.

        1.06 "Deferral Election" means the election made by a Participant on a form

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prescribed by the Committee to indicate the portion of the bonus that the
Participant wishes to defer. No Deferral Election shall be effective unless it is returned to the Committee or its designee prior to the relevant Election Date and it is executed by the Company.

        1.07 "Disabled" means if a Participant is unable to engage in any substantial gainful activity, or if a Participant receives benefits for at least three (3) months under the Company's disability plan, as a result of any medically determinable physical or mental impairment that is expected to result in death or continue for at least twelve (12) months.

        1.08 "Election Date" means the date by which a Participant must submit a valid Participation Agreement to the Company. The applicable Election Date for the Deferral of compensation is the June 30 of the calendar year prior to the year in which the compensation is earned. However, in the case of an Eligible Employee who is hired by the Employer after July 1 of any year, such Eligible Employee's first Election Date is 30 days following designation by the Committee of eligibility to participate in the Plan.

        1.09 "Eligible Employee" shall mean any highly compensated or managerial employee on active status with the Employer who is designated by the Board as eligible to participate in the Plan.

        1.10 "Employer" means the Company and Aceto Agricultural Chemicals Corporation, and any other affiliated corporations which have been designated by the Board to participate in the Plan.

        1.11 "Participant" means an Eligible Employee who has executed a Participation Agreement which has been accepted by the Committee and whose Account balance has not yet been distributed in full.

        1.12 "Participation Agreement" means the written form or agreement prescribed by the Committee in which an Eligible Employee elects to participate in the Plan. The Participant shall also select distribution options from those made available by the Committee. The Participation Agreement must be returned to the Committee or its designee prior to the Election Date for the first Plan Year in which the Eligible Employee is to make Deferrals. No Participation Agreement shall be effective until executed by the Company.

        1.13 "Plan Year" means the calendar year, except the first Plan Year shall begin on March 10, 2005, which shall be the Plan's Effective Date, and end on December 31.

        1.14 "Severance" means the termination of a Participant's employment with the Employer for any reason.


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                                   ARTICLE II
                       ELIGIBILITY TO PARTICIPATE IN PLAN

        Any Eligible Employee shall be eligible to participate in the Plan upon the (i) effective date of his or her designation by the Employer as an Eligible Employee and (ii) upon the completion, filing and acceptance of all forms required by the Committee to become a Participant. An Eligible Employee who becomes a Participant shall continue to be a Participant until such time as his Account has been completely distributed to him or his Beneficiary; provided, however, that an Eligible Employee shall cease to be eligible to make any deferrals under the Plan or to be entitled to allocations of Employer contributions pursuant to Article IV following his or her Severance.

                                   ARTICLE III
                               DEFERRAL ELECTIONS

        Each Eligible Employee who has become a Participant in the Plan may, by completing and filing a timely Deferral Election for a Plan Year, irrevocably elect to have a portion of his bonus for the Plan Year, deferred and credited to the Participant's Account in accordance with the terms and conditions of the Plan. Bonus payments with respect to services for a Plan Year shall be covered by the Deferral Election for such Plan Year if the bonus is paid with respect to services performed for such Plan Year, even if the payment of such bonus is not made until a subsequent Plan Year, at which time any elected Deferral shall be deducted therefrom.

        A Participant who has not timely submitted a valid Deferral Election may not defer his or her bonus for the applicable Plan Year.

        A Deferral Election remains in effect only for the Plan Year to which it applies. A Participant must submit a new Deferral Election for each Plan Year prior to the applicable Election Date.

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS

        In its sole discretion, the Company, by action of the Board, may from time to time allocate Employer contributions to Participants' Accounts; provided, however, that all such Employer contributions, as determined in the discretion of the Board, need not be allocated among all Participants on the same basis.

                                    ARTICLE V
                                     VESTING

        Participants will at all times be 100% vested in all of their Deferrals under the Plan and all earnings allocable thereto. Participants will be vested in all Employer contributions under

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Article IV of the Plan at a rate of 20% for each year of Credited Service, measured by Plan Year. For purposes of this Plan, Credited Service means the Participant must have at least one thousand (1,000) hours of service (as defined in accordance with D.O.L. Regulation Section 2530.200(b)) in the Plan Year. A Participant will automatically become 100% vested in the event of the Participant's death or if the Participant becomes Disabled. A Participant shall receive credit for all Years of Credited Service with the Employer, including Years of Credited Service accrued prior to the Effective Date of the Plan.

                                   ARTICLE VI
                           MAINTENANCE AND INVESTMENT
                                   OF ACCOUNTS

        6.01 MAINTENANCE BY COMPANY OF ACCOUNTS. The Company will establish and maintain on its books an Account for each Participant. Each Participant's Account will be credited with the amount of the Participant's Deferral for such Plan Year and with the amount of any other contributions made on behalf of such Participant at the time or times as are provided herein and adjusted to reflect any investment gains or losses as provided in the Plan and with withdrawals or distributions during the Plan Year. The amount in a Participant's Account shall be adjusted for gain or loss as determined by the Plan Administrator, but no less frequently than on an annual basis.

        6.02 INVESTMENT OF ACCOUNTS. It is the intention of the Company that the Plan be an unfunded top hat plan for highly compensated and managerial employees within the meaning of Title I of ERISA. The Company shall be free to invest or not invest Accounts as the Company in its sole discretion shall determine. Any investments which the Company determines to make with respect to the assets allocated to the Accounts shall remain, until distributed to Participants and their Beneficiaries in accordance with the terms of the Plan, assets of the Company and subject to the general creditors of the Company. The Company may in its discretion establish a trust, known as a "rabbi trust", for use in funding the benefits under the Plan with a Trustee to be selected by the Company and in accordance with a trust agreement which fully or substantially meets the requirements of Rev. Proc. 92-64, as it may be amended or supplemented in the future.

        At the discretion of the Board, the Company or the Committee may purchase life insurance on the lives of one or more Participants to assist in the funding of the Plan. By agreeing to participate in the Plan, each Participant consents to having his or her life insured for the benefit of the Company, and agrees to execute any documents required to evidence such consent.

        6.03 DESIGNATION OF INVESTMENT INDICES. If made available by the Committee, a Participant may designate one or more insurance contracts, investment funds or securities to serve as indices for the investment performance of such Participant's Account. The insurance contracts, investment funds or securities designated by the Participant may, in the discretion of the Committee, be selected from a menu of insurance contracts, funds and/or securities made available for such purpose by the Committee. The insurance contracts, investment funds or securities

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designated as investment indices for purposes of this Section 6.03 shall serve only as indices for purposes of determining the amounts credited as "gains" or "losses" with respect to a Participant's Account. The Company may or may not invest a Participant's Deferral amounts in the insurance contracts, investments funds or securities selected. Each Participant's Account shall be adjusted to reflect the gain or loss such Account would experience had the Account actually been invested in the specified insurance funds or securities at the relevant times. A Participant may, at any time, designate other insurance contracts, investment funds or securities from the investment options, if any, made available by the Committee for new Deferrals and contributions or for amounts already credited to the Participant's Account. If the Company invests a Participant's Deferral amounts in the insurance contracts, investment funds or securities specified by the Participant, the Participant shall have no beneficial ownership interest in and to such funds or any other specifically identifiable assets of the Company.

        6.04 PERIODIC ACCOUNT STATEMENTS. Participants shall receive periodic Account statements as determined by the Committee following the end of the period with respect to which the Account statement is being distributed.

        6.05 RIGHTS OF PARTICIPANTS SOLELY TO PLAN BENEFITS AND NOT TO ANY PLAN INVESTMENTS. In the event that the Company determines to invest Accounts in a "rabbi trust", insurance contract or other investment vehicle, no Participant, Beneficiary or any other person shall at any time have any right to all or any portion of any of such invested assets. The sole claim of any Participant or Beneficiary hereunder shall be to any benefit provided hereunder. Any "rabbi trust", insurance contract or other investment of Accounts established in the sole discretion of the Company shall be subject at all times to the claims of the Company's general creditors and will conform to the terms of the model trust as described in Rev. Proc. 92-64. Participants have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Neither the Committee nor the shareholders nor the directors, officers, employees or agents of the Company shall be liable under the Plan or any trust created under the Plan, and all persons shall look solely to the assets of the Company for the payment of any claim under, or for the performance of, the Plan or any trust thereunder.

                                   ARTICLE VII
                            DISTRIBUTION OF ACCOUNTS

        7.01 TIMING AND METHOD OF DISTRIBUTION OF ACCOUNTS. In the event of a Severance, distribution of the value of a Participant's Account balance shall commence or be made as soon as practicable after such Severance consistent with the form of distribution specified on the Participant's Participation Agreement. Available forms shall include a lump sum payout and equal installment payments payable in five installments. In the event an installment form of distribution is elected, the first installment shall be paid as soon as practicable after a Participant's Severance and all subsequent installments shall be paid annually on such date as the Committee may determine. Accounts subject to installment payout shall continue to be adjusted for gains or losses in the same manner as active Accounts. The amount of each installment paid to a Participant shall

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be the amount determined by dividing the Participant's Account as of the date of distribution by the number of installments to be paid, including the current installment due. A Participant may modify his distribution format election under this Section 7.01 to postpone the receipt the receipt of payments at any time prior to Severance, but no more than once per Plan Year. Any such modification must be made at least twelve months prior to when payments would otherwise have been payable, and shall become effective on the one-year anniversary of the date such modification is filed with the Committee. In addition, the first payment with respect to which the election was made must be deferred for a period of not less than five years from the date such payment would otherwise have been made (except in the case of death, Disability or hardship).

        A Participant shall not be allowed to modify his distribution format election to accelerate the receipt of payments from the Plan, except in the event the distribution is (i) to comply with a qualified domestic relations order; (ii) to pay employment tax withholding; and (iii) a payment following a permissible distribution event of an amount of less than $10,000.

        The Plan shall not make any distributions to "key employees" earlier than six months after termination of employment, if termination of employment is the basis for the Severance. For purposes of this Plan, "key employees" mean officers making more than $130,000, 5% owners, or 1% owners making more than $150,000.

        7.02 ALL DISTRIBUTIONS IN CASH AND SUBJECT TO APPLICABLE TAX WITHHOLDING. All distributions of a Participant's Account shall be made in cash, and shall be subject to all applicable withholding for taxes.

        7.03 BENEFITS PAYABLE UPON DEATH. If a Participant dies at any time before his Account has been paid in full, his Beneficiary shall receive the balance of the Participant's Account as of the last day of the calendar month in which the Participant dies, taking into account any gains or losses between the date of death and the date of payment.

        7.04 DESIGNATION OF BENEFICIARIES. A Participant shall designate a Beneficiary to receive benefits under the Plan by completing the appropriate form specified by the Committee. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting a Change of Beneficiary form. No beneficiary designation or change of beneficiary shall be effective until received by the Committee. The Company has the right to rely on the most current Beneficiary designation that is on file with the Committee. In the absence of any Beneficiary designation to the contrary that was not on file with the Committee prior to the Participant's death, the Committee will direct the Company to make the full payment to the designated Beneficiary so last filed with the Committee. If a Participant has not designated a Beneficiary or has not filed such designation with the Committee, or if a designated Beneficiary is not living or in existence at the time of the Participant's death, any benefits payable under the Plan shall be paid to the Participant's spouse, if then living, and if the Participant's spouse is not then living, to the Participant's estate.

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        7.05    RIGHTS OF COMMITTEE WITH RESPECT TO DOUBTS AS TO PROPER
BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to direct the Company to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with the Plan and the directions of the Committee, shall fully discharge the Company, the Employer, the Board and the Committee from all further obligations with respect to that payment.

        7.06 MINOR OR INCOMPETENT BENEFICIARIES. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion, may direct the Company to make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, the Committee may direct the Company to make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt of such payment by a guardian, committee, relative or other person shall be a complete discharge of the Company, the Employer, the Board, and the Committee with respect to such payment. Neither the Board, the Committee, the Company nor the Employer shall have any responsibility to see to the proper application of any payments so made.

        7.07 DISTRIBUTION UPON A CHANGE IN CONTROL. Upon the occurrence of a Change in Control or change in ownership, as those terms are defined in the Regulations issued by the Internal Revenue Service in Notice 2005-1 under
Section 409(A) of the Code (Q&A 11-14), the Company may direct the Committee to distribute all assets held in the Plan.

                                  ARTICLE VIII
                               PLAN ADMINISTRATION

        8.01 COMMITTEE. The Committee will implement and administer the Plan, subject to approval of the Board, or amend the Plan to the extent necessary to maintain the Plan's status as a non-qualified deferred compensation plan under the Code and as an unfunded top hat plan within the meaning of Title I of ERISA; and establish a "rabbi trust" for purposes of administering the assets under the Plan, if directed to establish such a trust by the Board, in accordance with the requirements of Rev. Proc. 92-64 and any amendments thereto or replacements thereof, or other applicable Regulations or rulings of the Internal Revenue Service.

        8.02 AUTHORITY OF COMMITTEE. The Committee shall have the full power and authority to interpret and administer the Plan provisions. In implementation of this responsibility, the Committee may adopt rules, procedures or regulations relative to the administration of the Plan.

        8.03 COMMITTEE ACTIONS. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All actions taken by the Committee at a meeting shall be by vote of a majority of those present at such meeting. Actions may be taken by the Committee by conference telephone, in lieu of a meeting, by vote of a majority of the members participating in a telephone conference. Actions may also be taken by the Committee without a

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meeting upon the execution of a written consent by all of the members of the
Committee.

         8.04   CLAIMS AND APPEALS.

         (a) CLAIMS. If the Committee either in whole or in part should deny a claim for benefits under the Plan, the Committee shall furnish to the Participant, Beneficiary or other claimant a written notice of the decision within ninety (90) days after the Committee receives the claim. The notice will contain the specific reasons for the denial, reference to the Plan provisions on which the decision is based, an explanation of any additional material or information necessary for the claimant to perfect the claim, and a statement of the Plan's appeal procedure.

         (b) APPEALS. A Participant, Beneficiary or other claimant may appeal any claim which has been denied by making a written request to the Committee within sixty (60) days of receipt of the written notice of denial of the claim. Such an appellant or his duly authorized representative may review any relevant documents and submit to the Committee statements in support of the appeal. The Committee will provide written notice to such appellant of the Committee's decision on the appeal within sixty (60) days after receipt of the written request for appeal. The notice will provide specific references to the relevant Plan provisions on which the decision is based.

        8.05 EFFECT OF DETERMINATIONS BY THE COMMITTEE. The determination by the Committee as to any issue arising under the Plan, including questions of construction and interpretation of the Plan, shall be final, binding and conclusive upon the Participant, his Beneficiary and all other persons.

        8.06 COMMITTEE EXPENSES AND OTHER MATTERS. In addition to the foregoing:

        (a) The Committee may, in the administration of the Plan, employ agents and delegate to them such administrative duties as it deems appropriate and may, from time to time, consult with counsel who may be counsel to the Company.

        (b) The Company shall indemnify and hold harmless, to the extent permitted by law, the Committee against any and all costs, expenses and liabilities (including attorneys' fees) incurred by in performing their duties and responsibilities under this Plan, provided that such party or parties were not guilty of willful misconduct.

                                   ARTICLE IX
                      AMENDMENT OR TERMINATION OF THE PLAN

        The Board shall have the right to amend or terminate the Plan at any time; provided, however, that no such amendment or termination of the Plan will adversely affect any benefit theretofore accrued by any Participant under the Plan. In the event of termination of the

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Plan, each Participant's Account shall continue to accrue earnings until the occurrence of an event giving rise to distribution of any Account as provided in the Plan. Without limiting the generality of the foregoing, termination of the Plan following a Change of Control or change in ownership (as defined in Section 7.08) shall constitute an event giving rise to distribution of any Account.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.01 PLAN BENEFITS ARE UNFUNDED AND UNSECURED. The Company's obligation under the Plan shall in every case be an unfunded and unsecured promise to pay. Participants' and Beneficiaries' rights as to benefits hereunder shall be no greater than those of general, unsecured creditors of the Company. The Company shall not be obligated under any circumstances to fund its financial obligations under the Plan, although the Company may establish one or more grantor trusts subject to Section 671 of the Code to facilitate the payment of benefits hereunder. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company, and such assets as well as any assets set aside in a grantor trust shall be subject to the claims of its general creditors in accordance with such trust.

        10.02 PLAN BENEFITS ARE NON-ASSIGNABLE. No sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Company. Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, maintenance owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

        10.03 EFFECT OF PLAN ON COMPANY AND PARTICIPANTS. The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

        10.04 PLAN CREATES NO GUARANTY OF CONTINUED EMPLOYMENT. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee. Nothing in this Plan shall of itself be deemed to give an Eligible Employee the right to be retained in the service of the Company or to interfere with any right of the Company to discipline or discharge the Eligible Employee at any time.

        10.05 ILLEGALITY OR INVALIDITY OF ANY PLAN PROVISION. In case any provisions of this Plan shall be found illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

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        10.06   MAILING OF NOTICES UNDER PLAN. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at [address, Attention: Human Resources Department;] if notice to a Participant, addressed to his last known address on the Company's personnel records. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

        10.07 EFFECT OF PAYMENT OF PLAN BENEFITS. The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Company, the Employer, the Board, and the Committee from all further obligations under this Plan with respect to a Participant, and that Participant's Participation Agreement and any outstanding Deferral Elections shall terminate upon such full payment of benefits.

        10.08 EFFECT OF USE OF CERTAIN WORDS. Unless the context clearly indicates otherwise, masculine pronouns shall include the feminine and singular words shall include the plural and vice versa.

        10.9 EFFECT OF PLAN TITLES AND HEADINGS. Titles and headings of the Articles and Sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

        10.10 EXECUTION OF PLAN DOCUMENTS. This instrument and any Participation Agreement or Deferral Election may be executed in one or more counterparts, each of which is legally binding and enforceable.

        10.11 GOVERNING LAW. The Plan shall be governed by the laws of the State of New York except to the extent that the Plan should be governed by ERISA or the Code.


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        To record the adoption of this Plan, the Company has caused its appropriate officer to affix his name hereto this 14th day of March, 2005.


                                            ACETO CORPORATION



                                            By: /s/ Leonard S. Schwartz
                                               ------------------------
                                                    Leonard S. Schwartz

                                            Its:    Chief Executive Officer







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